Exhibit 99.1

Boulevard Acquisition Corp. II to Combine with Estre Ambiental S.A., the Largest Waste

Management Company in Latin America

Privately-held Estre to Become Nasdaq-listed Pursuant to Transaction, Which is Expected to Enhance Estre’s Financial Flexibility and Consolidate Its Market Leadership to Support Future Growth

New York and São Paulo, August 16, 2017 — Boulevard Acquisition Corp. II (NASDAQ: BLVD) (“Boulevard”), a blank check company sponsored by an affiliate of Avenue Capital Group, and Estre Ambiental S.A. (“Estre”), the largest waste management company in Brazil and Latin America, jointly announced today that they have entered into a definitive agreement pursuant to which Boulevard will combine with Estre. As a result of the transaction, Estre will become a publicly listed company with an anticipated initial enterprise value of approximately US$1.1 billion, implying a 7.7x multiple of its projected 2018 Adjusted EBITDA.

Estre provides a full range of waste-related and environmental services to a public of more than 31 million people daily in seven Brazilian states where approximately 50% of Brazil’s population is concentrated. The company, which is expected to generate revenues of approximately US$466 million and adjusted EBITDA of approximately US$132 million in 2017 (considering a USD/BRL exchange rate of US$1.00 to R$3.19), focuses on collection, treatment and disposal of non-hazardous and hazardous waste to municipal, industrial and commercial customers. Showing consistently high-single-digit revenue growth in an expanding market, Estre is favorably positioned to lead in a fragmented industry with increasing regulatory support for environmentally-sound waste disposal.

Today, Estre operates as an environmentally progressive, transparent and compliance-focused company. Estre’s landfill operations, which are currently focused around 13 strategically located landfills, dispose of approximately 6 million tons of waste annually. The company also expects to add five additional landfills to its operations over the next several years. Estre’s waste management infrastructure also includes two landfill gas-to-energy facilities with an installed capacity of approximately 14 MW, with the potential to generate more than 80 MW, as well as three hazardous and medical waste facilities.

Estre’s management team, led by chief executive officer Sérgio Pedreiro, will continue to lead the company following the completion of the transaction. It is anticipated that the board of directors of the company will be comprised of nine members, including five independent directors with strong environmental services and compliance backgrounds.

Stephen Trevor, Chief Executive Officer of Boulevard, said, “We are excited to join with Estre’s strong and disciplined leadership team to grow Brazil’s waste management industry leader both organically and by pursuing tuck-in opportunities. The Estre team is known as high-performing operators, and they also have distinguished themselves in Latin America for their environmentally progressive practices and the implementation of a strong compliance program since the current leadership took over.”

Sérgio Pedreiro, Chief Executive Officer of Estre, said, “Estre will continue to work hard to distinguish itself as one of the leading waste management enterprises in Latin America. With Brazilian waste tonnage growing consistently at 4% per year over the last few years and a favorable regulatory framework, this transaction provides Estre the resources necessary to continue to capture growth and to invest in acquisition opportunities. We look forward to partnering with Boulevard to accelerate the execution of our growth strategy.”

Marc Lasry, Chairman of Boulevard, said, “We are making this investment at an attactive valuation at what we believe is an inflection point in Brazil’s macroeconomic backdrop, and as the country’s solid waste industry continues to consolidate and institutionalize.”

Key Transaction Terms

Under the terms of the transaction, a new Cayman holding company (“Holdco”) will be formed and, prior to the consummation of the business combination, all or substantially all of the shareholders of Estre will exchange their shares of Estre for shares of Holdco at a fixed value of US$10.00 per share and as a result Estre will become a subsidiary of Holdco.  At the closing, Boulevard will also become a subsidiary of Holdco, which will be the publicly traded entity with its shares listed on NASDAQ, and the outstanding Boulevard shares will be converted in the business combination into shares of Holdco at a fixed exchange rate of one-to-one. All outstanding warrants to purchase Boulevard shares will, by their terms, become warrants to purchase shares of Holdco with an exercise price of US$11.50 per warrant.

It is expected that the combined company will have an initial enterprise value of approximately US$1.1 billion, implying a 7.7x multiple of projected 2018 Adjusted EBITDA.

Estre shareholders are not receiving any cash consideration in the transaction and will receive shares of the new publicly traded holding company. After giving effect to the transaction and assuming no redemptions by the existing Boulevard stockholders, existing Estre shareholders will hold approximately 43% of the shares of the public company, while existing Boulevard stockholders will hold the remaining shares. It is anticipated that the cash held in trust by Boulevard (currently US$370 million) will be used to retire US$200 million of existing debt of Estre, at a discount to its outstanding principal amount, and to fund the company’s growth plans and its working capital requirements, as well as transaction expenses.

The transaction, which has been approved by the Boards of Directors of Boulevard and Estre, is expected to close in the fourth quarter of 2017. Closing is subject to approval by Boulevard’s shareholders and the satisfaction of other customary closing conditions.

Greenberg Traurig LLP and Demarest Advogados acted as counsel to Boulevard. Skadden, Arps, Slate, Meagher & Flom LLP and Machado, Meyer, Sendacz e Opice Advogados acted as counsel to Estre.

A full description of the transaction terms will be provided in a registration statement on Form F-4 to be filed with the United States Securities and Exchange Commission (“SEC”) that will include a proxy statement for the stockholders of Boulevard that also constitutes a prospectus of Holdco. Boulevard urges investors, stockholders and other interested persons to read, when available, the proxy statement/prospectus, as well as other documents filed with the SEC, because these documents will contain important information. After the registration statement is declared effective, the definitive proxy statement/prospectus to be included in the registration statement will be mailed to stockholders of Boulevard as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain a copy of the proxy statement/prospectus, without charge, by directing a request to: Boulevard Acquisition Corp. II, 399 Park Avenue, 6th Floor, New York, NY 10022. The preliminary and definitive proxy statement/prospectus to be included in the registration statement, once available, can also be obtained, without charge, at the SEC’s internet site (http://www.sec.gov).

About Estre Ambiental S.A.

Estre is the largest waste management company in Brazil and Latin America. The company provides a full range of waste-related and environmental services to a public of more than 31 million people daily in seven Brazilian states where approximately 50% of Brazil’s population is concentrated. Estre’s landfill operations, which are currently focused around 13 strategically located landfills, dispose of approximately 6 million tons of waste annually. The company also expects to add five additional landfills to its operations over the next several years. Estre’s waste management infrastructure also includes two landfill gas-to-energy facilities with an installed capacity of approximately 14 MW, with the potential to generate more than 80 MW, as well as three hazardous and medical waste facilities. Additional information on Estre is available at http://www.estre.com.br/en/.

About Boulevard Acquisition Corp. II

Boulevard is a public investment vehicle formed by Avenue Capital Group for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Boulevard completed its initial public offering in September 2015, raising US$370 million in cash proceeds.

Boulevard’s officers and certain of its directors are affiliated with Avenue Capital Group. Avenue is an established global alternative investment firm founded in 1995. Avenue’s primary focus is investing in credit and other special situation investments in the United States, Europe and Asia. Avenue has approximately US$10 billion in assets under management as of July 31, 2017. Additional information about Boulevard is available at www.boulevardacq.com.

Participants in the Solicitation

Boulevard, Estre and Holdco (when formed) and their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies with respect to the proposed business combination described in this press release under the rules of the SEC. Information about the directors and executive officers of Boulevard is set forth in its Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 21, 2017.

Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders in connection with the proposed business combination will be set forth in the proxy statement/prospectus when it is filed with the SEC on Form F-4. These documents can be obtained free of charge from the sources indicated above.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Boulevard, Holdco or Estre, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Investor Conference Call Scheduled

Boulevard will host an investor conference call to discuss the transaction on Wednesday, August 16, 2017 at 9:00 a.m. EDT.  Investors may listen to the conference call by dialing (877) 407-0784 toll free in the U.S. or (201) 689-8560 internationally or by accessing the webcast at the following link http://public.viavid.com/index.php?id=125822. To access the replay, the toll-free access number is (844) 512-2921 and participants should provide the conference replay pin number of 13668243 or by accessing the webcast link above.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding 2018 adjusted EBITDA projections and forecasts of other financial and performance metrics, projections of market opportunity, macroeconomic outlook and the expected benefits of the proposed transaction. These statements are based on various assumptions and on the current expectations of Boulevard and Estre management and are not predictions of actual performance. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, political and business conditions in Brazil; potential government interventions resulting in changes to the Brazilian economy, applicable taxes and tariffs, inflation, exchange rates, interest rates and the regulatory environment; changes in the financial condition of Estre’s clients affecting their ability to pay for its services; the results of competitive bidding processes, which could lead to the loss of material contracts or curtail Estre’s expansion efforts; Estre’s history of losses; the outcome of judicial and administrative proceedings to which Estre is or may become a party or governmental investigations to which Estre may become subject that could interrupt or limit Estre’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in Estre’s clients’ preferences, prospects and the competitive conditions prevailing in the Brazilian waste management; the inability of the parties to successfully or timely consummate the proposed business combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Holdco or the expected benefits of the proposed business combination or that the approval of the stockholders of Boulevard and/or the shareholders of Estre for the transaction is not obtained; failure to realize the anticipated benefits of the proposed business combination, including as a result of a delay in consummating the proposed business combination or a delay or difficulty in integrating the businesses of Boulevard and Estre; the amount of redemption requests made by Boulevard’s stockholders; the ability of Boulevard or Holdco to issue equity or equity-linked securities in connection with the proposed business combination or in the future, including, without limitation, pursuant to a private investment in public equity, or PIPE, or other offering of equity securities, which could dilute the interests of Boulevard’s stockholders; those factors discussed in Boulevard’s Annual Report on Form 10-K for the year ended December 31, 2016 under the heading “Risk Factors,” and other documents of Boulevard filed, or to be filed, with the SEC.  These statements speak only as of the date they are made and neither Boulevard nor Estre undertakes any obligation to update any forward-looking statements contained herein to reflect events or circumstances which arise after the date of this press release.

Non-IFRS Financial Information

This press release includes the presentation of Adjusted EBITDA, which is a supplemental measure of performance that is neither required by, nor presented in accordance with, generally accepted accounting principles or international financial reporting standards (“IFRS”).  Non-IFRS financial measures do not have a standardized meaning, and the definition of adjusted EBITDA used by Estre may be different from other, similarly named non-IFRS measures used by Estre’s peers operating in the waste management industry.

Contacts

For Boulevard:

Todd Fogarty / Aduke Thelwell

Kekst

todd.fogarty@kekst.com or aduke.thelwell@kekst.com

212-521-4800

For Estre:

Juliana Gilio

Giusti Comunication

Juliana.gilio@giusticom.com.br

+55 11 5502-5460

Citigroup Global Markets Inc.:

Neil Shah

+1 (212) 723-3264

neil.shah@citi.com